LIGHTING SCIENCE GROUP APPOINTS MICHAEL N. LAVEY CFO
AND PROMOTES J. MICHAEL POSS TO EXECUTIVE VICE PRESIDENT - LEGAL

DALLAS, TX — MAY 25, 2005 — Lighting Science Group Corporation (OTC: LSGP.PK) today announced that Mike Lavey has been appointed Chief Financial Officer, replacing Michael Poss, who has been promoted to Executive Vice President - Legal.

Mr. Lavey brings to Lighting Science an impressive 26-year financial background. During 2004, he was employed by MetroPCS, Inc., a provider of wireless communications services, as Vice President and Controller, including a period he also served as Interim Chief Financial Officer. His primary responsibilities were directing accounting, financial and SEC reporting, as well as Sarbanes-Oxley 404 compliance efforts. From 2000 - 2002, Mr. Lavey was Vice President - Corporate Controller of Excel Communications, Inc., a provider of local, long distance and wireless telecommunication services, where he managed the accounting, financial reporting, treasury and tax functions. Upon the $225 million sale of Excel to Vartec Telecom, Inc. in 2002, in which he conducted due diligence support, purchase price negotiations and integration, Mr. Lavey was appointed the Vice President - Corporate Controller for the combined entity and he was subsequently promoted to Senior Vice President in 2003. From 1990 - 2000, Mr. Lavey was with BancTec, Inc., a provider of document processing systems and maintenance services for major computer companies, most recently as Vice President - Enterprise System Strategy, where he led the company’s largest project ever, replacing 13 major financial and operational systems. He also served as BancTec’s Vice President and Controller - North American Operations. Mr. Lavey was Controller of NAC, Inc., a manufacturer of central office switching equipment, from 1987 - 1990. Earlier in his career, from 1979 - 1987, he was in the audit function with Arthur Andersen, most recently as Audit Manager. He is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. Mr. Lavey received a Bachelor of Business Administration degree from the University of Michigan in 1979.

Mr. Poss has served as CFO of the Company since May 2002 and a director since September 2003. He received a Bachelor of Business Administration degree in 1973 and a Juris Doctor in 1976, both from the University of Texas at Austin.

Ron Lusk, Lighting Science Group Chairman and CEO, stated, “We are very pleased about Mike Lavey joining the Company. His extensive financial experience makes him the ideal choice as our new CFO. We are confident that he will be a valuable asset during this key stage of Lighting Science’s development. Additionally, we look forwarded to further benefiting from Mike Poss’ legal and financial counsel in his new position in the years ahead.”

About Lighting Science Group Corp.
Lighting Science Group Corp. (www.lsgc.com) designs and sells energy efficient lighting solutions based on light emitting diodes (LEDs.) The company’s patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED light sources designed to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Lighting Science," "Optimized Digital Lighting" and "ODL" are trademarks of Lighting Science Group Corporation.

Contacts:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630
Investor Relations Counsel:
The Equity Group Inc.
Lauren Barbera
212-836-9610
LBarbera@equityny.com

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